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                                 Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of IAT Multimedia, Inc. and Subsidiaries on Form S-3 of our report dated March 25, 1998, on our audits of the consolidated financial statements and the financial statement schedule of IAT Multimedia, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts".

                                   /s/ Rothstein, Kass & Company, P.C.
                                       ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
October 26, 1998